Certified Public Accountants


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
Cancer Therapeutics, Inc.
Thomasville, Georgia

We consent to the use in this Registration Statement of Cancer Therapeutics, Inc. on amended Form SB-2, of our report dated September 7, 2005 of Cancer Therapeutics, Inc., for the years ended May 31, 2005 and 2004, which are part of this Registration Statement, and to all references to our firm included in this Registration Statement.


/s/ Bouwhuis, Morrill & Company
------------------------------------------
Bouwhuis, Morrill & Company
Layton, Utah


April 25, 2006